                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        ---------------------------------


Date of Report  August 16, 1999

             First Union Real Estate Equity and Mortgage Investments
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

             Ohio                           1-6249                34-6513657
----------------------------    ------------------------     -----------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)

      Suite 1900, 55 Public Square
             Cleveland, Ohio                                  44113-1937
----------------------------------------            ----------------------------
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code:      (216) 781-4030
                                                   --------------------------





--------------------------------------------------------------------------------
Former Name or Former Address, if Changed Since Last Report.




Total number of pages in report:  3.

ITEM 5.  OTHER EVENTS
         ------------

         The registrant has entered into a contract to sell six of its southwest regional malls to a joint venture ("Whitehall/Zamias") between Whitehall Street Real Estate Limited Partnership XI, a real estate fund sponsored by Goldman, Sachs & Co., and Zamias Services, Inc. for $191.5 million. Whitehall/Zamias has made a $10 million deposit which is non-refundable except in limited circumstances, and the transaction is expected to close in the fourth quarter of 1999.

         The properties under contract include six malls of the nine-mall Marathon portfolio the registrant acquired in 1996; namely the Alexandria Mall in Alexandria, LA, Brazos Mall in Lake Jackson, TX, Killeen Mall in Killeen, TX, Mesilla Valley Mall in Las Cruces, NM, Shawnee Mall in Shawnee, OK, and Villa Linda Mall in Santa Fe, NM. These six malls are part of a seven-mall cross-collateralized GMAC financing. As part of the transaction, Whitehall/Zamias will assume approximately $115 million of GMAC financing and will pay the balance of the purchase price in cash.

         The registrant will receive approximately $188 million in aggregate consideration for the sale of the six malls after the payment of expenses, including broker, legal and accounting fees and miscellaneous costs and adjustments, but not including operating income and expense prorations. Of the approximately $188 million, approximately $73 million will be in cash and approximately $115 million will be from the assumption of the GMAC mortgage. The Park Plaza Mall, located in Little Rock, AR, which is the seventh mall in the cross-collateralized GMAC financing, is not included in the transaction. The registrant plans to refinance the Park Plaza Mall or may use approximately $51 million of the net proceeds from the Whitehall/Zamias transaction to repay the existing Park Plaza mortgage debt and prepayment penalty.

         The transaction is contingent upon, among other things, the consent of registrant's shareholders, GMAC'S and the rating agency's approval of mezzanine financing and of the assumption of the existing mortgage debt by Whitehall/Zamias, the receipt of certain tenant and ground lease estoppels by a specified date, and the clearance of certain title objections. The registrant also may be required to pay expenses related to certain environmental matters, provided that the registrant may elect not to pay such expenses, to return 90% of the non-refundable deposit and terminate the transaction.

         The registrant is in the process of exploring alternative uses for the remaining net cash proceeds to be received, including, without limitation:

     - Investing in its existing portfolio;
     - Implementing a share repurchase or similar program;
     - Distributing such net proceeds to the beneficiaries, including, but not necessarily limited to, amounts required to satisfy certain REIT distribution requirements resulting from previous assets sales and net income in 1999, if any; and
     - Making new investments.

         The registrant's long-term economic goal is to increase the per share net asset value of the registrant at the highest possible rate, without undue risk, over multi-year periods. The registrant perceives itself as a publicly-traded investment vehicle with REIT status rather than as a shopping center or other property-specific REIT. The registrant continues to monitor the benefits of, and the restrictions imposed by, maintaining its REIT status. The registrant presently desires and intends to maintain its status as a REIT for federal income tax purposes, but there can be no assurance that, following the closing of the Whitehall/Zamias transaction, it will be able to maintain this status.

         The registrant is in the process of soliciting or evaluating proposals with respect to the sale of Pecanland Mall in Monroe, LA, the Park Plaza Mall in Little Rock, AR and its 50% interest in Temple Mall in Temple, TX. The registrant may sell these properties if it receives offers which it believes are advantageous to the registrant and the beneficiaries.

        The registrant is also evaluating possible alternative investment opportunities. Furthermore, the registrant is currently negotiating with lenders to refinance the Park Plaza Mall.

        Additionally, the registrant is exploring the possibility of distributing to the beneficiaries interests in a company that would own most of the registrant's remaining assets and then selling the remaining public company and assets, including some of its cash, to a third party. The registrant is in the initial stages of examining such a transaction, may engage professionals to assist in such examination and cannot determine whether such a transaction is reasonably likely to be consummated.

         In addition to the Whitehall/Zamias transaction, the Board of Trustees has approved the purchase of up to $20 million of the registrant's common shares in open market, privately negotiated or other types of transactions, from time-to-time as market conditions warrant.

         Additionally, two members of the Board of Trustees tendered their resignations in August 1999. The two Trustees that resigned were Mr. William E. Conway and Mr. Russell Gifford.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

         a)       Financial Statements of Businesses Acquired
                  -------------------------------------------
                  Not applicable.

         b)       Pro Forma Financial Information
                  -------------------------------
                  Pro Forma Combined Balance Sheet as of June 30, 1999.

                  Pro Forma Combined Statement of Operations for the Six Months Ended June 30, 1999.

                  Pro Forma Combined Statement of Operations for the Twelve Months Ended December 31, 1998.

                  Notes to Pro Forma Combined Financial Statements

                           The Pro Forma Combined Balance Sheet of the
                  registrant as of June 30, 1999, reflects three adjustment columns; the sale of Mountaineer and Fairgrounds Malls in July 1999, the proposed sale of the six Southwestern Shopping Malls and the repayment of mortgage debt at Park Plaza Mall. The Pro Forma Combined Statement of Operations for the six months ended June 30, 1999 and twelve months ended December 31, 1998 reflect three adjustment columns; the properties sold by the registrant during the first six months of 1999, the sale of Mountaineer and Fairgrounds Malls in July 1999 and the proposed sale of the six Southwestern Shopping Malls. In the aggregate, the adjustments reflect the sale of sixteen shopping malls, eight apartment complexes, two office facilities and a parking facility.

                           The Pro Forma Combined Balance Sheet of the
                  registrant assumes that the sales and repayment of the mortgage debt at the Park Plaza Mall occurred at the end of the balance sheet period and the Pro Forma Combined Statements of Operations assume that the sales occurred on the first day of the respective periods. The Pro Forma Combined Statement of Operations for the twelve months ended December 31, 1998 and for the six months ended June 30, 1999 are not necessarily indicative of the actual results that would have occurred had the property sales been consummated on the first day of the respective periods or of future operations of the registrant. The Pro Formas do not take into consideration the increase in the registrant's liquidity or possible uses of those funds.

                           These statements should be read in conjunction with
                  the Notes to Pro Forma Combined Financial Statements.

         c)       Exhibits

                  99.1) Pro Forma Combined Balance Sheet as of June 30, 1999. 99.2) Pro Forma Combined Statement of Operations for the Six
                        Months Ended June 30, 1999.
                  99.3) Pro Forma Combined Statement of Operations for the
                        Twelve Months Ended December 31, 1998.
                  99.4) Notes to Pro Forma Financial Statements.
                  99.5) Purchase and sale agreement dated July 14, 1999, between
                        Southwest Shopping Centers Co. II, L.L.C., an indirect wholly owned subsidiary of the registrant, and WXI/Z Southwest Malls Real Estate Limited Partnership.
                  99.6) Voting agreement by and between WXI/Z Southwest Malls
                        Real Estate Limited Partnership and a shareholder of the registrant.
                  99.7) Voting agreement by and between WXI/Z Southwest Malls
                        Real Estate Limited Partnership and a shareholder of the registrant.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              First Union Real Estate Equity
                                                 and Mortgage Investments
                                                 ------------------------
                                                      (Registrant)


Date: August 16, 1999                         By:/S/  Gregory C. Scott
      ---------------                                 ----------------
                                                      Gregory C. Scott
                                                      Controller